Exhibit 15

Mexico, D.F., August 4, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington D.C., 20549

Commissioner,

We are aware that our report dated July 14, 2004 on our review of interim financial information of Southern Peru Copper Corporation for the three and six-month periods ended June 30, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its Registration Statement No. 333-02736 dated March 25, 1996 on Form S-8.

Yours very truly,

PRICEWATERHOUSECOOPERS